Exhibit 99.1
Zayo Group, LLC Reports Financial Results for the First Fiscal Quarter Ended September 30, 2011
First fiscal quarter Adjusted EBITDA of $38.0 million on revenue of $78.4 million, representing $152.1 million and $313.8 million of annualized Adjusted EBITDA and revenue, respectively
LOUISVILLE, Colo., November 9, 2011 — Zayo Group, LLC (“Zayo Group” or “the Company”) announced results for the three months ended September 30, 2011.
The Company has experienced sequential quarter revenue and Adjusted EBITDA growth since inception. First quarter growth was largely a function of organic growth associated with the continued trend of positive net installations.
During the three months ended September 30, 2011, the Company made net capital expenditures of $28.6 million, which included adding 740 route miles and 149 buildings to the network. The Company had $20.8 million of cash and $93.6 million available under its revolving credit agreement on September 30, 2011.
Financial Highlights
•	Zayo Group generated quarterly revenue of $78.4 million; a $0.6 million sequential quarter increase representing 3% annualized sequential quarter growth

•	Gross profit for the quarter increased by $0.7 million from the previous quarter reaching $60.3 million for a gross profit percentage of 77%

•	Adjusted EBITDA for the quarter was $38.0 million, which was $0.8 million higher than the prior quarter, representing a 9% annualized increase

•	Net earnings of $3.1 million for the quarter were $7.9 million lower than the $11.0 million net earnings for the previous quarter

•	Quarterly revenue and Adjusted EBITDA increased by $15.5 million and $12.4 million, respectively, over the first quarter of fiscal year 2011

•	Net earnings increased by $3.4 million from the first quarter of fiscal year 2011

Recent Developments
Pending Acquisitions
On October 6, 2011, the Company entered into a Stock Purchase Agreement (the “Agreement”) with 360networks Corporation, 360networks (fiber holdco) ltd., and 360networks (fiber subco) ltd. (collectively, the “Sellers”).
Upon the close of the transaction contemplated by the Agreement, Zayo will acquire 100 percent of the outstanding capital stock of 360networks holdings (USA) inc., (“360networks”) a wholly owned subsidiary of the Sellers (the “Acquisition”). The purchase price, subject to certain adjustments at closing and post-closing, is $345.0 million. The Agreement is subject to customary closing conditions (including regulatory approval) and provides for customary representations, warranties, covenants and agreements, including, among others, that each party will use commercially reasonable efforts to complete the acquisition.
In connection with the Agreement, Zayo has obtained a debt commitment letter that, subject to customary closing conditions, commits certain lenders to provide financing to the Company in an amount sufficient to permit Zayo, together with cash on hand, to make all payments required to be made to the Sellers in connection with the closing of the Acquisition.
360networks operates over 18,000 route miles of intercity and metro fiber network across 22 states and British Columbia. 360networks’ intercity network interconnects over 70 markets across the central and western United States, including 23 Zayo fiber markets and a number of new markets such as Albuquerque, Bismarck, Des Moines, San Francisco, San Diego and Tucson. In addition to its intercity network, 360networks operates over 800 route miles of metropolitan fiber networks across 26 markets, including Seattle, Denver, Colorado Springs, Omaha, Sacramento, and Salt Lake City.

First Quarter Financial Results
Three Months Ended September 30, 2011 and June 30, 2011
Figure 1.0
Zayo Group Summary Results

	Three months ended
	September 30,	June 30,
($ in millions)	2011	2011
Revenue	$78.4	$77.8
Annualized revenue growth	3%
Gross profit	60.3	59.6
Gross profit %	77%	77%
Operating income	16.9	25.2
Earnings from continuing operations before taxes	7.7	16.0
Provision for income taxes	4.6	5.0

Net earnings	$3.1	$11.0

Adjusted EBITDA	$38.0	$37.2
Purchases of property and equipment	28.6	24.9

Unlevered free cash flow	$9.4	$12.3

Annualized EBITDA growth	9%
Adjusted EBITDA margin	48%	48%
The sequential quarterly revenue increase of $0.6 million was affected by revenue from certain infrequent transactions recorded in the previous quarter, including a large fiber asset sale. The Company generated additional monthly revenue of $1.7 million associated with gross installations accepted in the quarter ended September 30, 2011. This increase in revenue related to organic growth was partially offset by total customer churn of $1.0 million in monthly revenue during the quarter. Approximately 77% of churn processed was related to hard disconnects; 12% was related to negative price changes; and 11% was associated with upgrades. The Company’s gross profit percentage and Adjusted EBITDA margin were in line with the prior quarter.
Net earnings decreased by $7.9 million in the quarter ended September 30, 2011 as compared to the previous quarter. The decrease in net earnings is largely attributed to changes in the Company’s quarterly stock-based compensation expense. The common units granted to employees and directors are classified as liabilities and are re-measured at each reporting date. In the quarter ended June 30, 2011, the Company recorded a $4.5 million credit to stock-based compensation expense as a result of the issuance of Class E common units during the quarter, which diluted the value of other vested common units outstanding. In the quarter ended September 30, 2011, the Company recorded $3.7 million of stock-based compensation expense as a result of continued vesting of common units and an increase in equity value as measured at the reporting date.

Three Months Ended September 30, 2011 and September 30, 2010
Figure 1.1
Zayo Group Summary Results

	Three months ended
	September 30,	September 30,
($ in millions)	2011	2010
Revenue	$78.4	$62.9
Revenue growth	25%
Gross profit	60.3	45.9
Gross profit %	77%	73%
Operating income	16.9	8.7
Earnings from continuing operations before taxes	7.8	2.2
Provision for income taxes	4.6	2.8
Earnings from discontinued operations, net of income taxes	—	0.3

Net earnings/ (loss)	$3.1	$(0.3)

Adjusted EBITDA	$38.0	$25.6
Purchases of property and equipment	28.6	21.1

Unlevered free cash flow	$9.4	$4.5

EBITDA growth	48%
Adjusted EBITDA margin	48%	41%
Revenue increased $15.5 million over the first quarter of fiscal year 2011 principally as a result of the October 1, 2010 merger with American Fiber Systems Holdings Corporation (“AFS”). Organic growth related to sales efforts and expansion of the network also contributed to the increase. As a result of internal sales efforts since September 30, 2010, the Company has entered into $443.0 million of gross new sales contracts which will represent an additional $6.7 million in monthly revenue once installation on those contracts is accepted. Since September 30, 2010, the amount of gross installations accepted resulted in additional monthly revenue of $6.1 million as of September 30, 2011. This increase in revenue related to our organic growth was partially offset by total customer churn of $3.9 million in monthly revenue since September 30, 2010.
Gross profit increased $14.4 million over the first quarter of fiscal year 2011, as a result of the AFS transaction and organic revenue growth. Gross profit percentage for the quarter ended September 30, 2011, was approximately four percentage points above the same period last year primarily as a result of a higher percentage of our newly installed revenue being on-net. The ratio also benefited from synergies realized related to our previous acquisitions.
Adjusted EBITDA increased $12.4 million as compared to the first quarter of fiscal year 2011, due to the Adjusted EBITDA contribution from organic revenue growth, the AFS transaction, synergies realized, and cost savings initiatives, including reduced franchise fees resulting from favorable renegotiations on existing franchise agreements.
Net earnings increased by $3.4 million on a year over year basis primarily due to the increase in operating income associated with the AFS transaction, organic revenue growth and synergies realized from previous acquisitions.

Conference Call
Zayo Group will hold a conference call to report fiscal year first quarter 2012 results at 11:00 a.m. EST, November 10, 2011. The dial in number for the call is (800) 682-8539. A live webcast of the call can be found in the investor relations section of Zayo’s website or can be accessed directly at https://cc.readytalk.com/r/xo8lihmxpyxg. During the call the company will review an earnings supplement presentation that summarizes the financial results of the quarter, which can be found at http://www.zayo.com/investor-events-presentations/fy1q2012.
About Zayo Group
Based in Louisville, Colorado, privately owned Zayo Group (www.zayo.com) is a provider of fiber-based bandwidth infrastructure and network-neutral colocation and interconnection services. Zayo Group is organized into autonomous operating segments supporting customers who require lit and dark fiber services and carrier-neutral colocation. Zayo Group’s business units provide these services over regional, metro and fiber-to-the-tower networks.
Forward Looking Statements
Information contained or incorporated by reference in this earnings release, in other SEC filings by the Company, in press releases and in presentations by the Company or its management that are not historical by nature constitute “forward-looking statements” which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “plans,” “intends,” “estimates,” “projects,” “could,” “may,” “will,” “should,” or “anticipates” or the negatives thereof, other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that future results expressed or implied by the forward-looking statements will be achieved and actual results may differ materially from those contemplated by the forward-looking statements. Such statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to the Company’s financial and operating prospects, current economic trends, future opportunities, ability to retain existing customers and attract new ones, the Company’s acquisition strategy and ability to integrate acquired companies and assets, outlook of customers, reception of new products and technologies, and strength of competition and pricing. Other factors and risks that may affect the Company’s business and future financial results are detailed in the Company’s SEC filings, including, but not limited to, those described under “Risk Factors” within the Company’s Annual Report on Form 10-K. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events, except as required by law.
This earnings release should be read together with the Company’s unaudited condensed consolidated financial statements and notes thereto for the three months ended September 30, 2011 included in the Company’s Quarterly Report on Form 10Q filed with the SEC on November 10, 2011 and the audited consolidated financial statements and notes thereto for the year ended June 30, 2011 included in the Company’s Annual Report on Form 10-K filed with the SEC on September 9, 2011.

Non-GAAP Financial Measures
The Company provides financial measures that are not defined under generally accepted accounting principles in the United States, or GAAP, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered in isolation or as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities as measures of liquidity.
“Adjusted EBITDA” is defined as EBITDA from continuing operations adjusted to exclude transaction costs, stock-based compensation, and certain non-cash and non-recurring items. Management uses EBITDA and Adjusted EBITDA to evaluate operating performance and liquidity, and these financial measures are among the primary measures used by management for planning and forecasting future periods. The Company believes Adjusted EBITDA is especially important in a capital-intensive industry such as telecommunications. The Company further believes that the presentation of EBITDA and Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures.
EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation from, or as substitutes for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA:
•	does not reflect capital expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•	does not reflect the significant interest expense, or the cash requirements necessary to service the interest payments, on our debt; and

•	does not reflect cash required to pay income taxes.
The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate Adjusted EBITDA in the same fashion.
Because the Company has acquired numerous entities since inception and incurred transaction costs in connection with each acquisition, has borrowed money in order to finance operations, has used capital and intangible assets in the business, and because the payment of income taxes is necessary if taxable income is generated, any measure that excludes these items has material limitations. As a result of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to invest in the growth of the business or as measures of liquidity.
In addition to Adjusted EBITDA, management uses Unlevered Free Cash Flow, which measures the ability of Adjusted EBITDA to cover capital expenditures. Over the next two fiscal years, we expect that the level of our investment will be closely correlated to the amount of Adjusted EBITDA we generate. Adjusted EBITDA is a performance, rather than cash flow measure. Correlating our capital expenditures to our Adjusted EBITDA does not imply that we will be able to fund such capital expenditures solely with cash from operations. Gross profit, defined as revenue less operating costs, excluding depreciation and amortization, is used by management to assess profitability prior to selling, general and administrative expenses, stock-based compensation and depreciation and amortization.

Consolidated Financial Information
Zayo Group
Consolidated Statements of Operations
Unaudited
Figure 1.2

	Three months ended September 30,
($ in thousands)	2011	2010

Revenue	$78,443	$62,926

Operating costs and expenses

Operating costs, excluding depreciation and amortization	18,150	17,038
Selling, general and administrative expenses	22,596	20,284
Stock-based compensation	3,704	5,131
Depreciation and amortization	17,062	11,808

Total operating costs and expenses	61,512	54,261

Operating income	16,931	8,665

Operating income/ (expense)
Interest expense	(9,168)	(6,257)
Other expense, net	(11)	(161)

Total other expense, net	(9,179)	(6,418)

Earnings from continuing operations before income taxes	7,752	2,247
Provision for income taxes	4,604	2,799

Earnings/ (loss) from continuing operations	3,148	(552)

Earnings from discontinued operations, net of income taxes	—	280

Net earnings/ (loss)	$3,148	$(272)

Zayo Group
Consolidated Balance Sheets
Figure 1.3
Consolidated Balance Sheets

	September 30,	June 30,
($ in thousands)	2011	2011

Assets
Current assets
Cash and cash equivalents	$20,846	$25,394
Trade receivables, net of allowance of $900 and $799 as of September 30, 2011 and June 30, 2011, respectively	20,976	13,983
Due from related-parties	15	187
Prepaid expenses	6,886	6,388
Deferred income taxes	3,374	3,343
Other assets, current	1,053	645

Total current assets	53,150	49,940

Property and equipment, net of accumulated depreciation of $112,520 and $101,941 as of September 30, 2011 and June 30,2011, respectively	534,513	518,513
Intangible assets, net of accumulated amortization of $31,968 and $37,980 as of September 30, 2011 and June 30, 2011, respectively	101,349	104,672
Goodwill	83,805	83,820
Debt issuance costs, net	10,867	11,446
Investment in US Carrier	15,075	15,075
Other assets, non-current	5,949	5,795

Total assets	$804,708	$789,261

Liabilities and member’s equity
Current liabilities
Accounts payable	$13,833	$12,988
Accrued liabilities	26,270	22,453
Accrued interest	1,621	10,627
Capital lease obligations, current	967	950
Due to related-parties	4,590	4,590
Deferred revenue, current	15,911	15,664

Total current liabilities	63,192	67,272

Capital lease obligations, non-current	9,978	10,224
Long-term debt	354,450	354,414
Deferred revenue, non-current	71,996	63,893
Stock-based compensation liability	48,561	45,067
Deferred tax liability	12,289	8,322
Other long term liabilities	2,744	2,724

Total liabilities	563,210	551,916

Member’s equity
Member’s interest	246,438	245,433
Accumulated deficit	(4,940)	(8,088)

Total member’s equity	241,498	237,345

Total liabilities and member’s equity	$804,708	$789,261

Zayo Group
Consolidated Statements of Cash Flows
Figure 1.4

	Three months ended September 30,
($ in thousands)	2011	2010
Cash flows from operating activities
Net earnings/(loss)	$3,148	$(272)
Earnings from discontinued operations	—	280

Earnings/ (loss) from continuing operations	3,148	(552)
Adjustments to reconcile net earnings/(loss) to net cash provided by operating activities
Depreciation and amortization	17,062	11,808
Provision for bad debt expense	148	179
Non-cash interest expense	616	535
Stock-based compensation	3,704	5,131
Amortization of deferred revenue	(2,580)	(1,737)
Deferred income taxes	4,462	2,307

Changes in operating assets and liabilities, net of acquisitions
Trade receivables	(7,141)	(2,155)
Prepaid expenses	(498)	(802)
Other assets	201	1,383
Accounts payable and accrued liabilities	(5,268)	(5,984)
Due to/from related parties	169	94
Customer prepayments	10,182	1,602
Other liabilities	20	(1,327)

Net cash provided by continuing operating activities	24,225	10,482

Cash flows from investing activities
Purchases of property and equipment	(31,442)	(21,396)
Broadband stimulus grants received	2,798	250
Acquisition of AGL Networks, LLC, net of cash acquired	—	(73,666)

Net cash used in investing activities	(28,644)	(94,812)

Cash flows from financing activities
Equity contributions	100	35,500
Principal repayments on capital lease obligations	(229)	(610)
Advance from Communications Infrastructure Investments, LLC	—	13,026
Proceeds from long-term debt	—	103,000
Changes in restricted cash	—	790
Deferred financing costs	—	(3,319)

Net cash (used in)/ provided by financing activities	(129)	148,387

Cash flows from discontinued operations
Operating activities	—	1,229
Investing activities	—	(225)

Net cash provided by discontinued operations	—	1,004

Net (decrease)/increase in cash and cash equivalents	(4,548)	65,061
Cash and cash equivalents, beginning of period	25,394	87,864
Increase in cash and cash equivalents of discontinued operations	—	(494)

Cash and cash equivalents, end of period	$20,846	$152,431

Zayo Group
Reconciliation of Non-GAAP Financial Measures
Figure 1.5
Adjusted EBITDA and Cash Flow Reconciliation

	Three months ended
	September 30,	June 30,	September 30,
($ in millions)	2011	2011	2010

Earnings/ (loss) from continuing operations	$3.1	$11.0	$(0.5)
Interest expense	9.2	9.1	6.3
Tax expense	4.6	5.0	2.8
Depreciation and amortization expense	17.1	16.6	11.8

EBITDA	34.0	41.7	20.3
Transaction costs	0.3	—	0.2
Stock-based compensation	3.7	(4.5)	5.1

Adjusted EBITDA	$38.0	$37.2	$25.6
Purchases of property and equipment	28.6	24.9	21.1

Unlevered Free Cash Flow, as defined	$9.4	$12.3	$4.5

Investor Relations:
(877) 437-5046
ir@zayo.com